Exhibit A to Deposit Agreement

No.

GLOBAL DEPOSITARY SHARES

(Each Global Depositary Share shall represent five (5) deposited Shares)

OVERSTAMP:  EFFECTIVE JULY 21, 2006, EACH TWO (2) GLOBAL DEPOSITARY SHARES REPRESENT ONE (1) DEPOSITED SHARE.

THE BANK OF NEW YORK

GLOBAL DEPOSITARY RECEIPT

FOR COMMON SHARES (AÇÕES ORDINÁRIAS)

WITHOUT PAR VALUE OF

ROSSI RESIDENCIAL S.A.

(INCORPORATED UNDER THE LAWS OF BRAZIL)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that                                  , or registered assigns IS THE OWNER OF

GLOBAL DEPOSITARY SHARES

representing deposited common shares (ações ordinárias) (herein called "Shares") of ROSSI RESIDENCIAL S.A., incorporated under the laws of Brazil (herein called the "Company").  At the date hereof, each Global Depositary Share shall represent five (5) Shares which are either deposited or subject to deposit under the deposit agreement at the Brazil office of Banco Itaú S.A. (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This Global Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated  deposit agreement, dated as of April 21, 2000 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of a Receipt at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon receipt of payment of all fees, including the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Section 5.10  of the Deposit Agreement), governmental charges and taxes payable in connection with such surrender and withdrawal, written instructions of the Holder and subject to the terms and conditions of the Deposit Agreement, the Holder of such Receipt acting for itself or on behalf of the Beneficial Owner, as the case may be, shall be entitled to delivery, to him or upon his order, of the amount of  Deposited Securities at the time represented by the GDSs evidenced by such Receipt. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. A Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause such Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash dividends or distributions with respect to the  Deposited Securities, or of any proceeds of sale of any cash dividends, distributions or rights with respect to the  Deposited Securities, which may at the time be held by the Depositary. At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.2 of the Deposit Agreement, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities, and forward a certificate or certificates (if certificated Shares may be delivered) and other proper documents of title, if any, for the  Deposited Securities represented by the  GDSs evidenced by the Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Notwithstanding anything herein to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholder’s meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to  GDRs or to the withdrawal of  Deposited Securities.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of Global Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of  Deposited Securities against surrender of Receipts set forth in Section 5.10  of the Deposit Agreement; (ii) compliance with (a) any laws or governmental regulations relating to Receipts or GDSs or to the withdrawal of  Deposited Securities and (b) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of  the Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Receipts, or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of  Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the Foreign Registrar as the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of Section 7.8  of the Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF HOLDERS FOR TAXES AND OTHER CHARGES.

If any tax, duty or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the GDS evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of Deposited Securities represented by the GDSs evidenced by such Receipt until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the  Deposited Securities represented by the GDSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale to pay such tax or other governmental charge, and the Holder of such Receipt shall remain liable for any deficiency.

5.

REPRESENTATIONS AND WARRANTIES OF DEPOSIT, TRANSFER, SURRENDER AND WITHDRAWAL OF SHARES OR RECEIPTS.

Each person presenting Shares for deposit under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if any, are validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights, if any, and (ii) the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing Global Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Receipts or adjustments in the Depositary’s records in respect thereof.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing  Deposited Securities, the terms of the Deposit Agreement, and legal or beneficial ownership of Receipts,  Deposited Securities and other securities, and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement.  The Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of all or part of any Receipt, or the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Securities, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Company’s satisfaction. The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, out-of-pocket charges and expenses of the Depositary and the Registrar, co-transfer agent and co-registrar, and any other agent of the Depositary appointed under the Deposit Agreement in accordance with the written agreements between the Company and the Depositary from time to time. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3  of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Shares which may be the Foreign Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Section 2.2 or 2.5  of the Deposit Agreement, (3) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5  of the Deposit Agreement, (5) a fee of $5.00 or less per 100 Global Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4  of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.5 or 6.2  of the Deposit Agreement, (6) a fee of $.02 or less per Global Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4  of the Deposit Agreement, (7) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of  Deposited Securities, and (8) ) a fee for the distribution of securities pursuant to Section 4.2  of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Global Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners..

The Depositary, subject to Section 2.9 of the Deposit Agreement, may own and deal in any class of securities of the Company and its Affiliates and in Receipts.

The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.10 of the Deposit Agreement shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.5  of the Deposit Agreement.

8.

PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.5  of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Global Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

Subject to any limitations set forth in such Receipt or in the Deposit Agreement, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), title to such Receipt (and to the  GDSs evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have an obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of anyone who was at the time of signature a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Securities and Exchange Commission (hereinafter called the “Commission”) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection during business hours by Holders at its Corporate Trust Office and at the principal office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the  Deposited Securities, and (b) made generally available to the holders of such  Deposited Securities by the Company. The Depositary shall also send to Holders at the Company’s expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.7  of the Deposit Agreement. Any such notices, reports and communications furnished to the Depositary by the Company shall be furnished in English.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts, which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the GDSs or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5  of the Deposit Agreement, promptly convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.6  of the Deposit Agreement, in proportion to the number of GDSs representing such  Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.10  of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any  Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of GDSs representing such Deposited Securities shall be reduced accordingly.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and if requested by the Depositary, upon receipt of opinion(s) of United States and Brazilian counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.6  of the Deposit Agreement, in proportion to the number of GDSs representing such  Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, as of the record date fixed pursuant to Section 4.6  of the Deposit Agreement, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1  of the Deposit Agreement. In lieu of issuing Receipts for fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.1  of the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each GDS shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the  Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holder thereof to such dollars, then to the holders of such warrants and/or instruments in accordance with the terms thereof, in either case without liability for interest. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost, or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable.

14.

DISTRIBUTION OF RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of the Deposit Agreement, as follows:

(a)

if at the time of the offering of any rights, the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may, after obtaining opinion(s) of United States and Brazilian counsel, if requested by the Depositary, as applicable, reasonably satisfactory to the Depositary, distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of  GDSs representing such  Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(b)

if at the time of the offering of any rights, the Depositary determines in its discretion that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1  of the Deposit Agreement.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and if requested by the Depositary, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.1  of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in Section 4.4  of the Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of  GDSs held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Although Brazilian law contemplates the issuance of preemptive rights in negotiable form, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

References in Section 4.4  of the Deposit Agreement to “Holders” are to Holders as of the record date fixed pursuant to Section 4.6  of the Deposit Agreement.

15.

RECORD DATES.

Whenever the Depositary shall receive notice of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of  Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date which date shall be the same date, to the extent practicable, as the record date for the  Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) on or after which each  GDS will represent the changed number of Shares or (c) for any other matter. Subject to the provisions of Sections 4.1 through 4.5 and 5.8 and to the other terms and conditions  of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the  Deposited Securities, or to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of Shares, represented by each GDS, in proportion to the number of  GDSs held by them respectively, or with respect to such other matter.

16.

VOTING OF DEPOSITED SECURITIES.

As soon as practicable after receipt of notice pursuant to Section 5.7  of the Deposit Agreement of any meeting at which the holders of Shares or other Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting or such consent or proxy and shall mail to the Holders of record a notice containing: (a) information in English included in such notice of meeting received by the Depositary from the Company, (b) a statement that the Holders of record as of the close of business on a specified record date will be entitled, subject to the terms of Section 4.7  of the Deposit Agreement, any applicable provisions of Brazilian law and of the Bylaws of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of  Deposited Securities represented by their respective  GDSs evidenced by their respective Receipts and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law, the Bylaws of the Company, to vote or cause to be voted the number of  Deposited Securities represented by such  GDSs evidenced by such Receipt in accordance with the nondiscretionary instructions set forth in such request.

Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting or vote or attempt to exercise the right to vote that attaches to the Shares or other  Deposited Securities, other than in accordance with such instructions. If no instructions are received by the Depositary from any Holder with respect to any of the  Deposited Securities represented by the  GDSs evidenced by such Holder’s  GDRs on or before the date established by the Depositary for such purpose, the Shares or other  Deposited Securities shall not be voted.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal or par value, split-up, consolidation or any other reclassification of  Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of,  Deposited Securities shall be treated as  Deposited Securities under the Deposit Agreement, and the GDSs shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act, thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Reeipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall at the Company’s request, subject to Section 5.8 and the other terms  of the Deposit Agreement and if requested by the Depositary, receipt of an opinion of Company’s counsel satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received  Deposited Securities.

Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel, if requested by the Depositary, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1  of the Deposit Agreement.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or Beneficial Owner if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Bylaws of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the  Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the Deposit Agreement or provisions of or governing  Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement, the Bylaws of the Company or provisions of or governing  Deposited Securities. Where, by the terms of a distribution pursuant to Section 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4, 4.8 or 5.8  of the Deposit Agreement or in the Bylaws of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under the Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence and in good faith.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its controlling persons nor its agents or the Company, its controlling persons or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary, its controlling persons, nor its agents, or the Company, its controlling persons, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the  Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY, APPOINTMENT OF SUCESSOR DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by sixty (60) days’ written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and (ii) the expiration of sixty (60) days after delivery to the Company of such notice.

The Depositary may at any time be removed by the Company by sixty (60) days’ written notice of such removal which shall become effective upon the earlier of (i) the 60th day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may appoint substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of the Holders or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder or Beneficial Owner at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt or any beneficial interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the written direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least sixty (60) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, provided that in either case no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.5, the Deposit Agreement shall automatically terminate on the 60th day after delivery of such notice. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Receipts surrendered to the Depositary (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any). At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.9 of the Deposit Agreement (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.9 and 5.10 of the Deposit Agreement.

22.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.

DISCLOSURE OF BENEFICIAL OWNERSHIP.

The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which they own or owned Receipts or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder or Beneficial Owner agrees to provide any such information requested by the Company or the Depositary pursuant to Section 3.4 of the Deposit Agreement. The Depositary agrees to use its reasonable efforts to comply, at the Company’s expense, with the reasonable and practicable written instructions from the Company requesting that the Depositary forward any such requests to the Holders or Beneficial Owners and forward to the Company any such responses to such requests received by the Depositary.

24.

OWNERSHIP RESTRICTIONS.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Company’s Bylaws. The Company may also restrict, in such manner as it deems appropriate, transfers of the GDSs where such transfer may result in the total number of Shares represented by the GDSs beneficially owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law or the Company’s Bylaws. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law. The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the reasonable and practicable written instructions of the Company as provided in this Section.

As of the date hereof, there are no such limitations affecting ownership of Shares under applicable laws of Brazil, the Bylaws of the Company or any provisions of or governing  Deposited Securities.

25.

COMPLIANCE WITH INFORMATION REQUESTS.

Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company pursuant to Brazilian law, the rules of the Brazilian Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply, at the Company’s expense, with reasonable and practicable written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.